ANTON & CHIA

CERTIFIED PUBLIC ACCOUNTANTS

February 8, 2017

U.S. Securities and Exchange Commission
Office of the Chief Accountant
100F Street Northeast
Washington, DC 20549-2000

RE: Lifelogger Technologies Corp.
File No. 000-55505

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K dated February 6, 2017 of Lifelogger Technologies Corp. ("the Registrant") and are in agreement with the statements contained therein as it pertains to our firm.

We have no basis to agree or disagree with any other statements of the Registrant contained in Item 4.01.

Sincerely,

/s/ Anton & Chia, LLP